Exhibit 2.1

FIRST AMENDMENT TO BUSINESS COMBINATION AGREEMENT

This FIRST AMENDMENT TO BUSINESS COMBINATION AGREEMENT (this “Amendment”), dated as of June 14, 2023, is entered into by and among (i) Black Spade Acquisition Co, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“BSAQ”), (ii) VinFast Auto Pte. Ltd. (Company Registration No. 201501874G), a private company limited by shares incorporated under the laws of Singapore (the “Company”) and (iii) Nuevo Tech Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands and a direct wholly-owned subsidiary of the Company (“Merger Sub”), and amends that certain Business Combination Agreement, dated as of May 12, 2023 (the “Business Combination Agreement”), by and among the Parties. BSAQ, the Company and Merger Sub are referred to herein collectively as the “Parties.” Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Business Combination Agreement.

WHEREAS, the issued and outstanding BSAQ Units, BSAQ Class A Ordinary Shares and BSAQ Public Warrants (collectively, the “BSAQ Public Securities”) are currently listed for trading on the NYSE; and BSAQ wishes to transfer the listing of the BSAQ Public Securities from the NYSE to the NYSE American LLC, and in connection with such transfer, BSAQ will voluntarily delist from the NYSE (collectively, the “Listing Transfer”);

WHEREAS, pursuant to Section 8.01 of the Business Combination Agreement, during the Interim Period, except as consented to by the Company in writing, BSAQ shall use commercially reasonable efforts to operate its business only in the Ordinary Course of Business and shall not conduct certain actions specified under Section 8.01(iii) of the Business Combination Agreement (the “Consent Matters”), and the Listing Transfer may be deemed a Consent Matter; and

WHEREAS, pursuant to Section 8.01 of the Business Combination Agreement, the Company wishes to consent to the Listing Transfer, and pursuant to Section 12.11 of the Business Combination Agreement, the Parties wish to enter into this Amendment to amend the Business Combination Agreement to reflect and effect the implementation of the Listing Transfer, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Consent. Pursuant to Section 8.01 of the Business Combination Agreement, the Company hereby consents to the Listing Transfer and all actions reasonably required in connection with implementing the Listing Transfer.

2. Amendment to the Business Combination Agreement. Effective as of the date of this Amendment, the following definition of the Business Combination Agreement is hereby amended and restated in its entirety as follows:

“Qualified Stock Exchange” means the Nasdaq, the NYSE or the NYSE American LLC.

3. Effect of Amendment. Except as amended herein, the provisions of the Business Combination Agreement remain unchanged and in full force and effect in accordance with their terms. On and after the date hereof, each reference in the Business Combination Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import shall mean and be a reference to the Business Combination Agreement as amended or otherwise modified by this Amendment. Notwithstanding the foregoing, references to the phrases “the date of this Agreement” or “the date hereof”, wherever used in the Business Combination Agreement, as amended by this Amendment, shall mean May 12, 2023.

4. Construction. This Amendment shall be governed by all provisions of the Business Combination Agreement, as amended by this Amendment, unless context requires otherwise, including all provisions concerning construction, enforcement and governing law. For the avoidance of doubt, Sections 1.01, 1.02, 12.07, 12.08, 12.15 and 12.16 of the Business Combination Agreement are hereby incorporated by reference and shall apply to this Amendment mutatis mutandis.

5. Entire Agreement. This Amendment and the Business Combination Agreement constitute the entire agreement between the Parties on the subject matter contained herein and therein. In the event of a conflict between the terms of the Business Combination Agreement and this Amendment, the terms of this Amendment shall prevail solely as to the subject matter contained herein.

6. Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any facsimile or pdf copies hereof or signatures hereon shall, for all purposes, be deemed originals.

[Signature Pages Follow]

IN WITNESS WHEREOF the Parties have hereunto caused this Amendment to be duly executed as of the date hereof.

BLACK SPADE ACQUISITION CO

By:	/s/ Chi Wai Dennis Tam
Name: Chi Wai Dennis Tam
Title: Chairman and Co-Chief Executive Officer

[Signature Page to First Amendment to Business Combination Agreement]

IN WITNESS WHEREOF the Parties have hereunto caused this Amendment to be duly executed as of the date hereof.

VINFAST AUTO PTE. LTD.

By:	/s/ NGUYEN THI VAN TRINH
Name: NGUYEN THI VAN TRINH
Title: DIRECTOR

NUEVO TECH LIMITED

By:	/s/ NGUYEN THI VAN TRINH
Name: NGUYEN THI VAN TRINH
Title: DIRECTOR

[Signature Page to First Amendment to Business Combination Agreement]